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                                                                    EXHIBIT 10.7

MANAGEMENT AGREEMENT

BETWEEN

The company under Belgian law, VASCO DATA SECURITY NV/SA having its registered office at 1081 Brussels (Belgium), Avenue de Jette 32, HRC 173.472, herewith represented by Mr. Guy Denudt and Mr. Thomas Kendall Hunt, mandated according to Article 3 from the bylaws published in the Official Journal dd. 11 February 1997, under number 970211-490, hereafter called (( the mandator )) ;

AND

The company under Belgian law, LIN.K BVBA, having its registered office at 9090 Melle (Belgium), HRG 164.163, herewith represented by Mrs. Linda Waeytens, mandated according to Article 12 of the bylaws published in the Official Journal dd. 14 February 1992, under number 920214-320, hereafter called (( the manager )) ;

IT HAS BEEN AGREED AS FOLLOWS :

OBJECT

The manager agrees to be at the disposal of the mandator in order to fulfill the following tasks :
-development of new applications and techniques in the field of mandator's activities ;
-training and management of employees, especially on technological level ; -perform the necessary market research ;
-take care of the business relationships of the company ;
-negotiate, but not conclude purchase and sales contracts ;
-prospecting of new markets.

Commitments

It is not allowed to the manger to take commitments in the name and on behalf of the mandator.

Liberty of action

The manager is entitled to execute his job according to his personal view and opinion. He will report his points of view and decisions to the board of directors.

TERM

Present agreement is concluded for an undefined period of time retroactively as of 1st of January 1997.

Each party can terminate the agreement at any time a six months notice.

Additionally each party will be entitled to terminate present agreement without notice under the condition of payment of an indemnification of 2.250.000,-BEF.

ALLOWANCE
Allowance

The mandator will pay to the manager a yearly fee of 4.500.000,- BEF.

Expenses

The expenses for travel and accommodation will be reimbursed by the mandator to the manager.



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Invoicing

The manager will establish a monthly invoice regarding :
-1/12th of the fixed yearly fee
-the expenses.

Payment terms

The invoices of the manager will be settled at the latest on the last working day of the current month by wire transfer to account nr. 290-0164745-60.

Time and place

For the execution of his mission the manager will at least be at the disposal of the mandator 45 hours a week.

The manager is free to decide when and how he will put himself at the disposal of the company. However he will take care to be reachable by phone for the management of the company and will go to the premises of the company every time his presence is needed.


Logistics
Office

Besides his own office at his registered office the mandator will make available office space for the manager at his premises.

Car
The manager will use his own car for travel related to his function.


6. CONFIDENTIALITY AND NON-SOLICITATION OF EMPLOYEES
Confidentiality

The manager agrees not to disclose any information regarding the company of the mandator to third parties which could endanger the competitiveness of the mandator.

Non-solicitation of employees.

During the term of this Agreement and for a period of one month thereafter, the manager shall not solicit or not knowingly hire any personnel for himself or any third party. During the same period he will not hire any personnel of the mandator even upon solicitation of the employee himself, unless this employee's contract has been terminated by the mandator.


NON-EXCLUSIVITY CLAUSE
Exclusivity

During the term of present agreement, the manager will not put his services at the disposal of competing companies, nor will he start competitive business or participate in it in any way.




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During the term of one month after the termination of present agreement, the manager will not put his services at the disposal of competing companies, nor will he start competitive business in one of the Benelux countries.

Other activities

During the term of present agreement, the manager may however put his services at the disposal of another company under the condition that this company does not exercise activities in competition with the mandator.


IMMEDIATE TERMINATION DUE TO FRAUDE OR GROSS NEGLIGENCE

The mandator will be entitled to immediately terminate this agreement without any indemnification, in case of fraud or gross professional negligence from the manager towards the mandator, which will make any further cooperation impossible.


BANKRUPTCY

Present agreement will legally be terminated in case of the manager going bankrupt.

The manager is entitled to ask for immediate termination in case of bankruptcy of the mandator.


TERMINATION
Restitution

Upon termination of present agreement, the manager will return all keys, documents, software, databases and any material whatsoever to the mandator, including all notes, reports and minutes which he received from the mandator or which he made himself regarding the company of the mandator.

Expenses

At termination of the agreement the manager will introduce a detailed expense note related to all costs to be reimbursed at that time by the mandator.


VAT

All amounts mentioned in this agreement are without VAT.


APPLICABLE LAW AND JURISDICTION
Applicable law

This agreement shall be governed by the laws of Belgium.

Jurisdiction

Any dispute relating to this agreement shall be submitted to the exclusive jurisdiction of the CEPINA, by one or more arbitrators designated accordingly to this jurisdiction.

The arbitration court will be constituted by one arbiter only.



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The place of jurisdiction is Brussels.

The procedural language being Dutch.


ELECTION OF DOMICILE AND NOTIFICATION
Domicile

For the execution of present agreement each party has elected their respective above mentioned domicile.

Notification

Notification of all communications regarding termination of present agreement has to be done by registered mail or by bailiff summons.

Established in two originals in Brussels, on 31st of January 1997.

Each party declares having received one original.


The mandator,                   The manager




/s/ Guy Denudt                  /s/ Linda Waeytens
Director,                       Manager



/s/ T. Kendall Hunt
Director